SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

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Associated Estates Realty Corporation

(Name of Registrant as Specified In Its Charter)

Land & Buildings Investment Management, LLC

Land & Buildings Capital Growth Fund, L.P.

Jonathan Litt

Marcus E. Bromley

Michael J. DeMarco

Charles M. Elson

Dana K. Hamilton

Gregory F. Hughes

R. Scot Sellers

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Land and Buildings Reaffirms Need for Real Change at Associated Estates

-	Land and Buildings believes its slate of new, highly-qualified, independent nominees are needed to reverse 20-plus year history of material underperformance at the Company –

-	Litany of governance, operational and strategic missteps have characterized tenure of current Board and management –

-	Land and Buildings believes a more effective Board could unlock substantial upside over the current share price –

Stamford, CT— (February 27, 2015) – Today Land and Buildings, an investment firm specializing in publicly traded real estate and real estate related securities, who collectively with Scot Sellers – the leader of Archstone-Smith Trust for over 15 years, culminating with the sale of the company for $22 billion near the peak of the market in 2007 – is a shareholder of Associated Estates Realty Corporation (“AEC”, “Associated Estates”, or the “Company”), released the following public statement reiterating the need for real change at the Company:

“It is critical at this point in time to remind shareholders what the real issues are at AEC. We believe the current Board of Directors lacks the true independence, relevant experience, and ability to exert effective oversight over the management team, led by the Company’s Chairman of the Board and CEO Jeff Friedman, necessary to maximize shareholder value at AEC. The woeful destruction of shareholder value that has occurred over the past 20 years is ample evidence of this.

Following Land and Buildings’ public disclosure of our intention to nominate a full slate of directors, AEC has taken a number of steps seeking to placate shareholders. However, we view these actions as a series of half measures that fall well short of delivering the meaningful, systemic change that is, in our view, sorely needed at the Company. In addition, AEC is unwilling to add any of Land and Buildings’ nominees to the current seven member Board in addition to the three new directors they have committed to add to the Board. This stance supports what in our view is an effort by the Company to preserve the status-quo and make the minimum changes possible – at the expense of shareholders.

We would call shareholders’ attention to the following issues:

•	Underperformance: AEC has consistently traded alarmingly below its proxy peers, net asset value, and its own 1993 IPO price.
o	Investors should be asking why, in their response to our case, AEC has conspicuously declined to include total shareholder returns over the 3, 5, 15, and 20-year time periods prior to the Kohlberg Kravis Roberts & Co. (KKR) stake disclosure/activist involvement.
o	AEC same store NOI growth has lagged proxy peers in comparable geographies since 2011, including fourth quarter of 2014.[1]

•	Governance: The Company’s track record of corporate governance has been nothing short of abysmal, and the Board’s recent kneejerk reactions only highlight this fact.
o	John Wooden once said that, “The true test of a man’s character is what he does when no one is watching.” The same should be said of corporate governance. This is why

1 Land and Buildings estimates, Company reports

Land and Buildings believes our slate would represent a vital governance upgrade for the Company now and moving forward.

o	Shareholders should be questioning why, prior to Land and Building’s involvement, AEC’s governance was rated abysmally by both ISS and Green Street Advisors, a judgment driven by the fact that, amongst other issues, AEC had a three member Executive committee comprised of Jeff Friedman, his brother-in-law, and AEC’s long-time lawyer.

•	Strategic Missteps: AEC’s stubborn refusal to seriously consider strategic alternatives has destroyed value for shareholders.
o	Most notably, the Company recently stated that “no options are off the table” during the “business review” process. This contradicts previous comments from Jeff that “selling the company is not what we’re about doing” and has left shareholders understandably confused and begging the question: ‘is a sale of the Company being examined or not?’

The AEC Slate

Land and Buildings proposes to make AEC’s Board stronger, and thus intends to nominate a slate of independent, highly-qualified, high integrity individuals who want to take a fresh look at the best ways to create value for stockholders at AEC. These nominees have the right experience to restore shareholder trust, earn back credibility and create significant value for stakeholders.

Potential Upside for Shareholders

We believe the net asset value of Associated Estates as a going concern is $31 per share, and the fair value of the Company with Land and Buildings director nominees in place would be approximately $37 per share, indicating approximately 55% upside to the company’s current market value. Given the Company’s high quality apartment assets and the potential for significant improvements in operations, financial controls, capital allocation and corporate governance, we believe a well-regarded management team and Board could cause the stock to trade at a premium to NAV and could spell outsized NAV growth moving forward.

We look forward in the weeks and months ahead to discussing in greater detail our views regarding Associated Estates and our strategic plan to unlock significant shareholder value in the Company. The Director nominees are united in their desire to enhance shareholder value and we look forward to introducing them to shareholders and members of the broader investment community in the near future.”

About Land and Buildings:

Land and Buildings is a registered investment manager specializing in publicly traded real estate and real estate related securities. Land and Buildings seeks to deliver attractive risk adjusted returns by opportunistically investing in securities of global real estate and real estate related companies, leveraging its investment professionals' deep experience, research expertise and industry relationships.

Investor Contact:

Scott Winter / Jonathan Salzberger

Innisfree M&A Incorporated

212-750-5833

Media Contact:
Elliot Sloane / Dan Zacchei
Sloane & Company
212-486-9500

Esloane@sloanepr.com or
Dzacchei@sloanepr.com

LAND & BUILDINGS CAPITAL GROWTH FUND, L.P., LAND & BUILDINGS INVESTMENT MANAGEMENT, LLC AND JONATHAN LITT (COLLECTIVELY, "LAND & BUILDINGS") AND MARC BROMLEY, MICHAEL DEMARCO, CHARLES ELSON, DANA HAMILTON, GREGORY HUGHES AND SCOT SELLERS (TOGETHER WITH LAND & BUILDINGS, THE "PARTICIPANTS") INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS' SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF ASSOCIATED ESTATES REALTY CORPORATION (THE "COMPANY") FOR USE AT THE COMPANY'S 2015 ANNUAL MEETING OF STOCKHOLDERS (THE "PROXY SOLICITATION"). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, INNISFREE M&A INCORPORATED, LAND & BUILDING'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD, WHEN AVAILABLE, WITHOUT CHARGE UPON REQUEST.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN EXHIBIT 2 TO THE SCHEDULE 14A FILED BY LAND & BUILDINGS WITH THE SEC ON DECEMBER 29, 2014. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” that involve numerous risks and uncertainties.  The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All forward-looking statements included in this document are based on information available to Land and Buildings on the date hereof.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “seek,” “should,” "could," “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue” or “believe” or the negatives thereof or other variations thereon or comparable terminology.  Such statements are not guarantees of future performance or activities.  Due to various risks, uncertainties and assumptions, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements.  The opinions of Land and Buildings are for general informational purposes only and do not have regard to the specific investment objective, financial situation, suitability or particular need of any specific person, and should not be taken as advice on the merits of any investment decision.  This material does not recommend the purchase or sale of any security.  Land and Buildings reserves the right to change any of its opinions expressed herein at any time as it deems appropriate.  Land and Buildings disclaims any obligation to update the information contained herein.  Land and Buildings and/or one or more of the investment funds it manages may purchase additional Associated Estates shares or sell all or a portion of their shares or trade in securities relating to such shares.